Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman
FOR MORE INFORMATION CONTACT:	610-581-4800 J. Duncan Smith, CFO 610-526-2466

Bryn Mawr Bank Corporation Opens 2011 with a Strong First Quarter

BRYN MAWR, Pa., April 28, 2011—Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced diluted earnings per share of $0.38 for the three months ended March 31, 2011, an increase of $0.13 per share, or 52%, as compared to diluted earnings per share of $0.25 for the same period in 2010. Net income for the three months ended March 31, 2011 was $4.7 million, an increase of $2.5 million, or 112.1%, as compared to net income of $2.2 million for the same period in 2010. Total assets as of March 31, 2011 were $1.71 billion as compared to $1.73 billion and $1.22 billion as of December 31, 2010 and March 31, 2010, respectively.

On April 27, 2011, the Board of Directors of the Corporation declared a quarterly dividend of $0.15 per share. The dividend is payable June 1, 2011, to shareholders of record as of May 10, 2011.

The merger with First Keystone Financial, Inc., (the “Merger”), which was completed on July 1, 2010, is the primary cause of the increases in assets and liabilities between March 31, 2011 and March 31, 2010. In addition, the Merger, which included the acquisition of $275 million of loans, $101 million of investment securities, $321 million of deposits and $106 million of borrowings, as well as eight full-service branch locations, accounts for a significant portion of the increases in both income and expense items for the three months ended March 31, 2011, as compared to the same period in 2010.

Ted Peters, Chairman and Chief Executive Officer, commented, “We are very pleased with our first quarter earnings which were a result of lower credit costs, an improved net interest margin, a healthy increase in our Wealth division’s revenue, and the successful integration of the First Keystone branches.” Mr. Peters added, “Loan demand is starting to pick up, and we are optimistic about maintaining this positive momentum for the remainder of 2011.”

On February 18, 2011, the Corporation entered into a definitive agreement to acquire the Private Wealth Management Group of the Hershey Trust Company. The acquisition, which is anticipated to close in the second quarter of 2011, subject to certain conditions and regulatory approvals, is expected to increase the assets under management of the Corporation’s Wealth Management Division by approximately $1.1 billion. Mr. Peters commented, “We are very excited about the pending Hershey transaction,” adding that, “it steers us firmly in the direction of attaining our goal of $5 billion in wealth assets under management.” As of March 31, 2011, Wealth Management Division assets under management, administration, brokerage and supervision were $3.6 billion.

SIGNIFICANT ITEMS OF NOTE

•

Net income for the three months ended March 31, 2011 increased $2.5 million, as compared to the same period in 2010. The increase is attributable to a $4.3 million increase in net interest income, a $1.8 million decrease in the provision for loan and lease losses, a $359 thousand increase in fees for wealth management services, a $209 thousand decrease in professional fees and a $466 thousand increase in other operating income. These increases were partially offset by a $1.1 million decrease in the gain on sale of available for sale securities, a $127 thousand decrease in the gain on sale of residential mortgage loans and a $543 thousand increase in other operating expenses. In addition, directly related to the operation of the newly-acquired First Keystone branches, were increases of $1.2 million in salaries and benefits expenses and $603 thousand in occupancy-related expenses for the three months ended March 31, 2011, as compared to the same period in 2010.

•

Revenue from the Wealth Management Division for the three months ended March 31, 2011 was $4.2 million, an increase of 9.4% from the $3.8 million generated in the same period in 2010. Wealth Management Division assets under management, administration, supervision and brokerage as of March 31, 2011 were $3.6 billion, an increase of $187.8 million, or 5.5%, from December 31, 2010, and a $491.1 million, or 15.8%, increase from March 31, 2010. These increases are due largely to the continued successes of new initiatives within the division as well as asset appreciation resulting from improvements in the financial markets.

•

Net gain on the sale of residential mortgage loans for the three months ended March 31, 2011 was $398 thousand as compared to $525 thousand for the same period in 2010. The 24.2% decrease is attributable to the Corporation’s decision to retain a larger portion of originated residential mortgage loans in its portfolio, rather than sell them, thus decreasing the net gain on their sales.

•

The allowance for loan and lease losses (the “Allowance”), as of March 31, 2011, of $10.6 million, was 0.87% of portfolio loans and leases, as compared to $10.3 million or 0.86% of portfolio loans and leases and $9.7 million or 1.09% of portfolio loans and leases as of December 31, 2010 and March 31, 2010, respectively. In calculating the Allowance as a percentage of portfolio loans and leases, portfolio loans and leases include loans and leases originated by the Bank (“originated loans and leases”), as well as loans acquired in the Merger. In accordance with accounting principles generally accepted in the United States (“GAAP”), the loan portfolio acquired in the Merger was recorded at its fair value without its previously recorded Allowance. The Allowance related to originated loans and leases, as a percentage of originated loans and leases (a non-GAAP measure*), was 1.08%, as of both March 31, 2011 and December 31, 2010.

*see non-GAAP measure to GAAP measure reconciliation on page 9, below.

•

Asset quality as of March 31, 2011 remained relatively stable, with nonperforming loans and leases comprising 0.88%, 0.79% and 0.82% of total portfolio loans as of March 31, 2011, December 31, 2010 and September 30, 2010, respectively. Net loan and lease charge-offs for the three months ended March 31, 2011 totaled $911 thousand, as compared to net loan and lease charge-offs of $1.5 million and $3.8 million for the three month periods ended December 31, 2010 and March 31, 2010, respectively. This reduction in net charge-offs, along with the relatively stable loan quality, resulted in a $226 thousand decrease, to $1.3 million, in the provision for loan and lease losses (the “Provision”) for the three months ended March 31, 2011, as compared to the $1.5 million

Provision recorded for the three months ended December 31, 2010, and a $1.8 million decrease from the $3.1 million Provision recorded for the three months ended March 31, 2010.

•

Total portfolio loans and leases of $1.22 billion, as of March 31, 2011, increased $22.7 million, or 1.9%, as compared to $1.20 billion as of December 31, 2010. The growth was concentrated in the residential mortgage, commercial mortgage and construction loan categories of the portfolio.

•

Deposits of $1.32 billion, as of March 31, 2011, decreased $25.4 million, or 1.9%, from $1.34 billion as of December 31, 2010. Significantly contributing to this decline was a $17.1 million decrease in wholesale deposits, as the Corporation has reduced its dependence on these higher-cost funding sources. In addition, declines in other deposit types, which have been observed in prior years, and are considered seasonal, are due to the reduction, during the three months ended March 31, 2011, of temporary year-end deposit inflows.

•

The tax equivalent net interest margin of 4.03%, for the three months ended March 31, 2011, was an increase of 30 basis points from the 3.73% tax equivalent net interest margin for the three months ended December 31, 2010. The primary cause of this increase was the utilization, during the three months ended March 31, 2011, of lower-yielding cash balances to originate higher-yielding loans and to pay off maturing Federal Home Loan Bank advances, along with a continued decline in the cost of interest-bearing liabilities. As compared to the three months ended March 31, 2010, the tax equivalent net interest margin for the three months ended March 31, 2011 remained relatively unchanged, with a 3 basis point decline from 4.06%.

•

Gains on the sale of available for sale investment securities for the three months ended March 31, 2011 were $448 thousand, a decrease of $1.1 million from the $1.5 million recognized in the same period in 2010. The gains recorded during the current quarter resulted primarily from the sale of $26 million of municipal obligations, which helped reduce the credit risk and interest rate risk exposure in the investment portfolio. The municipal sector of the investment portfolio decreased from 10.1% of investment portfolio assets as of December 31, 2010, to 2.2%, as of March 31, 2011.

•	The capital ratios for the Bank and the Corporation, as shown in the table on page 10, indicate levels well above those deemed to be considered “well capitalized”. The

Corporation’s tangible common equity ratio, as of March 31, 2011, increased 64 basis points, to 8.65%, as compared to 8.01% as of December 31, 2010. The increase was largely due to the $2.9 million increase in retained earnings, along with the $5.7 million in additional capital raised through the Corporation’s Dividend Reinvestment and Stock Purchase Plan during the first quarter of 2011.

EARNINGS CONFERENCE CALL

The Corporation will hold an earnings conference call at 8:30 a.m. EST on Friday, April 29, 2011. Interested parties may participate by calling 1-877-317-6789, conference number 449967. A taped replay of the conference call will be available within two hours of the conclusion of the call and will remain available through May 16, 2011. The number to call for the taped replay is 1-877-344-7529 and the Replay Passcode is 449967.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://www.bmtc.com/investor_01.cfm. An online archive of the webcast will be available within one hour of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation or by calling Aaron Strenkoski, Vice President – Finance/Investor Relations at 610-581-4822.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “possibly”, “expect,” “anticipate,” “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project” ,”are optimistic” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisition of First Keystone Financial, Inc. and First Keystone Bank and the anticipated acquisition of the Private Wealth Management Group of the Hershey Trust Company; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on Management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

# # # #

Bryn Mawr Bank Corporation

Consolidated Statements of Income—(unaudited)

(Dollars in thousands, except per share data)

	For The Three Months Ended
	Mar 31, 2011	Dec 31, 2010	Sept 30, 2010	June 30, 2010	Mar 31, 2010
Interest income	$18,226	$18,605	$18,473	$13,824	$13,894
Interest expense	2,819	3,405	3,691	2,773	2,777

Net interest income	15,407	15,200	14,782	11,051	11,117
Provision for loan and lease losses	1,285	1,511	4,236	994	3,113

Net interest income after provision for loan and lease losses	14,122	13,689	10,546	10,057	8,004
Fees for wealth management services	4,190	4,081	3,689	3,898	3,831
Loan servicing and other fees	461	443	422	379	381
Service charges on deposits	580	645	672	488	501
Net gain on sale of residential mortgage loans	398	2,398	1,189	606	525
Net gain on sale of available for sale investments	448	398	259	—	1,544
Capital gains distributions	42	271	—	—	—
Net (loss) gain on sale of other real estate owned (‘OREO’)	(19)	—	38	—	(152)
BOLI income	115	135	131	—	—
Other operating income	995	902	653	519	529

Non-interest income	7,210	9,273	7,053	5,890	7,159

Salaries and wages	6,341	7,150	7,047	5,345	5,287
Employee benefits	1,735	1,416	1,646	1,364	1,558
Occupancy and bank premises	1,286	1,177	1,195	901	984
Furniture fixtures and equipment	896	931	695	557	595
Advertising	264	321	303	256	262
Net impairment (recovery) of mortgage servicing rights	8	(356)	168	177	41
Amortization of mortgage servicing rights	169	301	206	210	199
Intangible asset amortization	161	164	166	77	77
FDIC insurance	480	522	416	299	314
Merger related / due diligence expense	307	437	4,292	637	347
Impairment of OREO	127	—	381	—	—
Professional fees	410	603	459	459	619
Other operating expenses	2,013	2,098	2,391	1,821	1,470

Non-interest expense	14,197	14,764	19,365	12,103	11,753

Income (loss) before income taxes	7,135	8,198	(1,766)	3,844	3,410
Income tax expense (benefit)	2,419	2,633	(746)	1,438	1,187

Net income (loss)	$4,716	$5,565	$(1,020)	$2,406	$2,223

Per share data:
Weighted average shares outstanding	12,344,710	12,192,260	12,184,447	9,740,089	8,893,997
Dilutive potential common shares	14,401	10,742	—	12,476	11,017

Adjusted weighted average dilutive shares	12,359,111	12,203,002	12,184,447	9,752,565	8,905,014

Basic earnings per common share	$0.38	$0.46	$(0.08)	$0.25	$0.25

Diluted earnings per common share	$0.38	$0.46	$(0.08)	$0.25	$0.25

Dividend declared per share	$0.15	$0.14	$0.14	$0.14	$0.14

Effective tax rate	33.9%	32.1%	(42.2)%	37.4%	34.8%

Net interest margin	4.03%	3.73%	3.66%	3.80%	4.06%
Net income, exclusive of merger-related expense (a non-GAAP measure)*	$4,916	$5,849	$1,770	$2,820	$2,449

*	See non-GAAP Financial Measures below

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data—(unaudited)

(Dollars in thousands, except per share data )

March 31, 2011

For the period end:	2011 1Q	2010 4Q	2010 3Q	2010 2Q	2010 1Q

Asset Quality Data

Nonaccrual loans and leases	$10,776	$9,497	$8,709	$9,072	$5,880
90 + days past due loans—still accruing	5	10	902	892	1,015

Nonperforming loans and leases	10,781	9,507	9,611	9,964	6,895
Other real estate owned	2,341	2,527	1,170	1,970	—

Total nonperforming assets	$13,122	$12,034	$10,781	$11,934	$6,895

Troubled debt restructurings included in nonperforming	$2,229	$1,879	$657	$2,711	$1,844
Troubled debt restructurings in compliance with modified terms	4,766	4,693	2,417	2,000	3,894

Total troubled debt restructurings	$6,995	$6,572	$3,074	$4,711	$5,738

Nonperforming loans and leases / portfolio loans	0.88%	0.79%	0.82%	1.11%	0.77%
Nonperforming assets / assets	0.77%	0.69%	0.63%	0.93%	0.56%

Net loan charge-offs (annualized)/ average loans	0.22%	0.46%	1.17%	0.18%	1.52%
Net lease charge-offs (annualized)/ average leases	3.26%	2.16%	4.81%	5.90%	6.32%
Net loan and lease charge-offs (annualized)/ average loans and leases	0.30%	0.52%	1.29%	0.40%	1.70%

Delinquency rate—loans and leases &gt;30days	1.14%	1.28%	1.62%	1.37%	1.10%

Delinquent loans and leases—30-89 days	$2,604	$5,570	$8,283	$2,481	$2,917

Delinquency rate—loans and leases 30-89 days	0.22%	0.48%	0.71%	0.28%	0.33%

Changes in the Allowance for loan and lease losses

Balance, beginning of period	$10,275	$10,297	$9,841	$9,740	$10,424

Charge-offs	(1,042)	(1,743)	(3,934)	(1,071)	(3,946)

Recoveries	131	210	154	178	149

Net (charge-offs) / recoveries	(911)	(1,533)	(3,780)	(893)	(3,797)

Provision for loan and lease losses	1,285	1,511	4,236	994	3,113

Balance, end of period	$10,649	$10,275	$10,297	$9,841	$9,740

Allowance for loan and lease losses / loans and leases	0.87%	0.86%	0.88%	1.09%	1.09%
Allowance for originated loan and lease losses / total originated loans and leases(2)	1.08%	1.08%	1.12%	1.09%	1.09%
Allowance for loan and lease losses / nonperforming loans and leases	98.8%	108.1%	107.1%	98.8%	141.3%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data—(unaudited)

(Dollars in thousands, except per share data )

March 31, 2011

For the period and period end:	2011 1Q	2010 4Q	2010 3Q	2010 2Q	2010 1Q

Selected ratios (annualized):

Return on average assets	1.13%	1.25%	-0.29%	0.77%	0.76%
Return on average shareholders' equity	11.65%	13.87%	-2.55%	8.10%	8.59%
Yield on loans and leases*	5.65%	5.70%	5.72%	5.72%	5.76%
Yield on interest earning assets*	4.76%	4.56%	4.57%	4.74%	5.06%
Cost of interest bearing funds	0.93%	1.04%	1.09%	1.22%	1.28%
Net interest margin*	4.03%	3.73%	3.66%	3.80%	4.06%
Book value per share	$13.61	$13.24	$12.99	$12.72	$11.86
Tangible book value per share	$11.65	$11.21	$11.03	$11.62	$10.56
Period end shares outstanding	12,538,926	12,195,240	12,190,991	10,550,619	8,958,970

Selected data:

Mortgage loans originated	$38,144	$107,905	$67,304	$28,349	$24,346
Mortgage loans sold—servicing retained	$13,302	$77,448	$34,874	$17,358	$18,737
Mortgage loans sold—servicing released	948	677	2,234	3,370	1,747

Total mortgage loans sold	$14,250	$78,125	$37,108	$20,728	$20,484
Mortgage loans serviced for others	$596,655	$605,485	$578,293	$519,153	$520,023
Total Wealth assets under management / administration / supervision / brokerage(1)	$3,600,649	$3,412,890	$3,291,293	$3,100,162	$3,109,563

*	Yield on loans and leases, interest earning assets and net interest margin are calculated on a tax equivalent basis.
(1)	Brokerage Assets represent assets held at a registered broker dealer under a networking agreement.

Non-GAAP Financial Measures: (2)

Net income, exclusive of due diligence and merger related expense (a non-GAAP measure)

Net income as reported (GAAP measure)	$4,716	$5,565	$(1,020)	$2,406	$2,223
Tax effected due diligence and merger related expense (tax rate of 35%)	200	284	2,790	414	226

Net income, exclusive of due diligence and merger related expense (non-GAAP measure)	$4,916	$5,849	$1,770	$2,820	$2,449

Allowance for originated loan and lease losses / total originated loans and leases (a non-GAAP measure)

Allowance for loan and lease losses (GAAP measure)	$10,649	$10,275	$10,297	$9,841	$9,740
Less: allowance for loan and lease losses related to acquired loans	28	—	—	—	—

Allowance for loan and lease losses related to originated loans and leases (non-GAAP measure)	$10,621	$10,275	$10,297	$9,841	$9,740
Total portfolio loans and leases (GAAP measure)	$1,219,449	$1,196,717	$1,176,438	$899,290	$893,100
Less: acquired loans	233,435	244,833	259,982	—	—

Total originated loans and leases (non-GAAP measure)	$986,014	$951,884	$916,456	$899,290	$893,100

Allowance for loan and lease losses / total portfolio loans and leases (GAAP measure)	0.87%	0.86%	0.88%	1.09%	1.09%
Allowance related to originated loan and lease losses / total originated loans and leases (non-GAAP measure)	1.08%	1.08%	1.12%	1.09%	1.09%

(2)	The Corporation believes that the presentation of these non-GAAP financial measures provide useful supplemental information that is essential to an investor's proper understanding of the financial condition of the Corporation. These non-GAAP measures should not be viewed as a substitute for the financial measures determined in accordance with GAAP, nor is it necessarily comparable to a non-GAAP performance measure that may be presented by other companies. The reconcilation of the GAAP to non-GAAP measure is included above.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data—(unaudited)

(Dollars in thousands, except per share data )

March 31, 2011

Investment Portfolio ($'s in thousands)	As of March 31, 2011			As of December 31, 2010			As of March 31, 2010
SECURITY DESCRIPTION	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)	Amortized Cost	Fair Value	Net Unrealized Gain / (Loss)	Amortized Cost	Fair Value	Net Unrealized Gain / Loss)
U. S. treasury obligations	$5,010	$5,119	$109	$5,011	$5,145	$134	$—	$—	$—
Obligations of U. S. government and agencies	136,685	136,553	(132)	156,301	156,638	337	94,774	94,808	34
State & political subdivisions	6,386	6,436	50	32,013	32,272	259	24,270	24,431	161
Mortgage backed securities	91,721	92,347	626	72,907	73,527	620	15,503	15,904	401
Collateralized mortgage obligations	1,744	1,773	29	2,068	2,098	30	—	—	—
Equity securities	243	264	21	243	256	13	—	—	—
Other debt securities	1,400	1,400	—	1,750	1,750	—	1,250	1,250	—
Bond—mutual funds	34,729	34,993	264	34,491	34,722	231	37,115	37,423	308
Corporate bonds	10,756	10,606	(150)	10,803	10,644	(159)	—	—	—

Total Investment Portfolio	$288,674	$289,491	$817	$315,587	$317,052	$1,465	$172,912	$173,816	$904

Capital Ratios

Bryn Mawr Trust Company Consolidated	Regulatory Minimum To Be Well Capitalized	3/31/2011	12/31/2010	9/30/2010	6/30/2010	3/31/2010

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	11.45%	11.05%	10.37%	10.72%	9.32%
Total (Tier II) Capital to RWA	10.00%	13.91%	13.47%	12.77%	13.73%	12.41%
Tier I Leverage Ratio	5.00%	9.29%	8.62%	8.27%	9.29%	8.28%
Tangible Common Equity Ratio		8.78%	8.42%	8.20%	8.65%	7.50%

Bryn Mawr Bank Corporation

Tier I Capital to Risk Weighted Assets (RWA)	6.00%	12.07%	11.30%	10.82%	11.95%	9.70%
Total (Tier II) Capital to RWA	10.00%	14.52%	13.71%	13.21%	14.95%	12.78%
Tier I Leverage Ratio	5.00%	9.80%	8.85%	8.65%	10.38%	8.63%
Tangible Common Equity Ratio		8.65%	8.01%	7.95%	9.66%	7.82%

Bryn Mawr Bank Corporation

Consolidated Balance Sheets—(unaudited)

(Dollars in thousands)

For the period ended:	Mar 31, 2011	Dec 31, 2010	Sept 30, 2010	June 30, 2010	Mar 31, 2010

Assets

Interest bearing deposits with banks	$68,568	$78,410	$42,089	$43,943	$71,680
Money market funds	401	113	223	86	402
Investment securities—AFS	289,491	317,052	356,838	254,888	173,816

Loans held for sale	1,554	4,838	4,686	4,254	2,214

Portfolio loans:
Consumer	11,594	12,200	13,255	12,272	12,059
Commercial & industrial	240,313	239,366	239,823	235,080	234,300
Commercial mortgages	391,642	385,615	358,486	278,614	275,068
Construction	55,823	45,303	48,674	43,787	41,506
Residential mortgages	277,571	261,983	251,836	108,009	110,412
Home equity lines & loans	208,107	216,853	226,765	180,826	175,748
Leases	34,399	35,397	37,599	40,702	44,007

Total portfolio loans and leases	1,219,449	1,196,717	1,176,438	899,290	893,100

Earning assets	1,579,463	1,597,130	1,580,274	1,202,461	1,141,212

Cash and due from banks	11,609	10,961	11,090	14,593	17,995
Allowance for loan and lease losses	(10,649)	(10,275)	(10,297)	(9,841)	(9,740)
Premises and equipment	28,996	29,158	29,340	21,779	21,724
Accrued interest receivable	6,151	6,470	6,623	4,773	4,498
Mortgage servicing rights	4,879	4,925	4,008	3,759	3,994
Goodwill	17,659	17,660	16,671	6,301	6,301
Other intangible assets	6,902	7,064	7,228	5,267	5,344
Bank owned life insurance ("BOLI")	19,087	18,972	18,838	—	—
FHLB stock	13,516	14,227	14,976	7,916	7,916
Deferred income taxes	14,527	14,551	15,071	4,596	4,960
Other investments	5,203	5,156	3,246	3,086	3,145
Other assets	16,598	15,769	17,116	15,982	13,862

Total assets	$1,713,941	$1,731,768	$1,714,184	$1,280,672	$1,221,211

Liabilities and shareholders' equity

Interest-bearing checking	$227,256	$234,107	$206,091	$149,762	$143,735
Money market	345,703	327,824	324,384	261,578	244,747
Savings	131,671	134,163	140,296	98,760	103,233
Other wholesale deposits	65,574	80,112	63,376	63,260	47,687
Wholesale time deposits	34,639	37,201	36,582	33,421	43,352
Time deposits	240,207	245,669	261,839	141,803	136,927

Interest-bearing deposits	1,045,050	1,059,076	1,032,568	748,584	719,681
Non-interest bearing deposits	271,010	282,356	227,080	204,898	194,697

Total deposits	1,316,060	1,341,432	1,259,648	953,482	914,378

Subordinated debentures	22,500	22,500	22,500	22,500	22,500
Junior subordinated debentures	12,017	12,029	12,041	—	—
Short-term borrowings	23,326	10,051	11,883	—	—
FHLB advances and other borrowings	147,238	160,144	223,809	141,671	144,290
Other liabilities	22,161	24,194	25,976	28,838	33,772
Shareholders' equity	170,639	161,418	158,327	134,181	106,271

Total liabilities and shareholders' equity	$1,713,941	$1,731,768	$1,714,184	$1,280,672	$1,221,211

Consolidated Quarterly Average Balance Sheets—(unaudited)

	2011 1Q	2010 4Q	2010 3Q	2010 2Q	2010 1Q
Assets
Interest bearing deposits with banks	$47,203	$108,278	$95,226	$60,317	$27,300
Money market funds	177	138	106	248	1,426
Investment securities	311,181	334,252	346,275	223,901	200,482
Loans held for sale	2,315	5,981	3,741	3,107	2,975
Portfolio loans and leases	1,201,797	1,185,456	1,171,605	894,657	892,184

Earning assets	1,562,673	1,634,105	1,616,953	1,182,230	1,124,367
Cash and due from banks	12,627	13,583	12,668	10,079	10,627
Allowance for loan and lease losses	(10,577)	(10,403)	(10,068)	(9,904)	(10,620)
Premises and equipment	29,120	29,159	29,685	21,860	21,578
Goodwill	17,659	16,682	16,671	6,302	6,302
Other intangible assets	7,001	7,164	7,331	5,311	5,388
Bank owned life insurance	19,011	18,885	18,750	—	—
Deferred income taxes	14,566	15,143	13,310	4,800	4,734
Other assets	44,651	43,817	44,748	31,924	31,183

Total assets	$1,696,731	$1,768,135	$1,750,048	$1,252,602	$1,193,559

Liabilities and shareholders' equity

Interest-bearing checking	$227,703	$237,776	$215,846	$150,604	$143,935
Money market	338,565	329,601	318,943	253,425	240,542
Savings	131,610	142,434	141,180	101,444	99,925
Other wholesale deposits	75,884	74,330	67,596	65,576	42,030
Wholesale deposits	30,723	38,863	36,864	36,387	43,026
Time deposits	241,503	253,631	269,653	142,552	139,959

Interest-bearing deposits	1,045,988	1,076,635	1,050,082	749,988	709,417
Non-interest bearing deposits	275,295	280,944	226,439	193,118	189,314

Total deposits	1,321,283	1,357,579	1,276,521	943,106	898,731

Subordinated debentures	22,500	22,500	22,500	22,500	22,500
Junior subordinated debentures	12,025	12,037	12,066	—	—
Short-term borrowings	10,155	11,827	10,848	—	—
FHLB advances and other borrowings	143,327	178,372	243,698	142,876	145,995
Other liabilities	23,259	26,601	25,434	24,982	21,315
Shareholders' equity	164,182	159,219	158,981	119,138	105,018

Total liabilities and shareholders' equity	$1,696,731	$1,768,135	$1,750,048	$1,252,602	$1,193,559

Quarterly Average Balances and Tax Equivalent Income and Expense and Tax Equivalent Yields—(unaudited)

	1st Quarter 2011			4th Quarter 2010			3rd Quarter 2010			2nd Quarter 2010			1st Quarter 2010
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	$47,203	$32	0.27%	$108,208	$66	0.24%	$95,226	$61	0.25%	$60,317	$37	0.25%	$27,300	$14	0.21%
Money market funds	177	—	—	138	—	—	106	—	—	248	—	—	1,426	1	0.28%
Investment securities available for sale:
Taxable	285,506	1,312	1.86%	305,281	1,315	1.71%	316,276	1,351	1.69%	199,106	867	1.75%	175,632	1,021	2.36%
Tax-exempt	25,675	244	3.85%	28,971	273	3.74%	29,999	272	3.60%	24,796	271	4.38%	24,850	278	4.54%

Investment securities available for sale	311,181	1,556	2.03%	334,252	1,588	1.88%	346,275	1,623	1.86%	223,902	1,138	2.04%	200,482	1,299	2.63%
Loans and leases *	1,204,112	16,771	5.65%	1,191,437	17,110	5.70%	1,175,346	16,944	5.72%	897,764	12,801	5.72%	895,159	12,724	5.76%

Total interest earning assets	1,562,673	18,359	4.76%	1,634,035	18,764	4.56%	1,616,953	18,628	4.57%	1,182,231	13,976	4.74%	1,124,367	14,038	5.06%
Cash and due from banks	12,627			13,583			12,668			10,079			10,627
Less allowance for loan and lease losses	(10,577)			(10,403)			(10,068)			(9,904)			(10,620)
Other assets	132,008			130,920			130,495			70,196			69,185

Total assets	$1,696,731			$1,768,135			$1,750,048			$1,252,602			$1,193,559

Liabilities:
Savings, NOW and market rate deposits	$697,878	$718	0.42%	$709,811	$793	0.44%	$675,969	$841	0.49%	$505,473	$666	0.53%	$484,402	$656	0.55%
Other wholesale deposits	75,884	70	0.37%	74,331	88	0.47%	67,596	81	0.48%	65,576	79	0.48%	42,030	51	0.49%
Wholesale deposits	30,723	75	0.99%	38,862	145	1.48%	36,864	161	1.73%	36,387	162	1.79%	43,026	185	1.74%
Time deposits	241,503	560	0.94%	253,631	626	0.98%	269,653	654	0.96%	142,552	458	1.29%	139,959	454	1.32%

Total interest-bearing deposits	1,045,988	1,423	0.55%	1,076,635	1,652	0.61%	1,050,082	1,737	0.66%	749,988	1,365	0.73%	709,417	1,346	0.77%
Subordinated debentures	22,500	277	4.99%	22,500	282	4.97%	22,500	293	5.17%	22,500	280	4.99%	22,500	273	4.92%
Junior subordinated debentures	12,025	271	9.14%	12,037	272	8.97%	12,066	223	7.33%	—	—	—	—	—	—
Short-term borrowings	10,155	6	0.24%	11,827	7	0.23%	10,848	8	0.29%	—	—	—	—	—	—
FHLB advances and other borrowings	143,327	842	2.38%	178,309	1,192	2.65%	243,698	1,430	2.33%	142,876	1,128	3.17%	145,995	1,158	3.22%

Total interest-bearing liabilities	1,233,995	2,819	0.93%	1,301,308	3,405	1.04%	1,339,194	3,691	1.09%	915,364	2,773	1.22%	877,912	2,777	1.28%
Noninterest-bearing deposits	275,295			280,944			226,439			193,118			189,314
Other liabilities	23,259			26,601			25,434			24,982			21,315

Total noninterest-bearing liabilities	298,554			307,545			251,873			218,100			210,629
Total liabilities	1,532,549			1,608,853			1,591,067			1,133,464			1,088,541
Shareholders' equity	164,182			159,219			158,981			119,138			105,018

Total liabilities and shareholders' equity	$1,696,731			$1,768,072			$1,750,048			$1,252,602			$1,193,559

Interest income to earning assets			4.76%			4.56%			4.57%			4.74%			5.06%
Net interest spread			3.83%			3.52%			3.48%			3.52%			3.78%
Effect of noninterest-bearing sources			0.20%			0.21%			0.18%			0.32%			0.28%

Net interest income/ margin on earning assets		$15,540	4.03%		$15,359	3.73%		$14,937	3.66%		$11,203	3.80%		$11,261	4.06%

Tax equivalent adjustment		$133	0.04%		$159	0.04%		$155	0.04%		$144	0.05%		$144	0.05%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.